UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2010

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1200, 1000 N. West St, Wilmington, Delaware 19801
(Address of principal executive offices and Zip Code)

(302) 295-4937
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note: This Amendment is being filed to include the date of the conclusion regarding the non-reliance on our financial statements for the three months ended September 30, 2009 and to specifically state that those financial statements should no longer be relied upon. This Amendment is also being filed to revise the description of the errors requiring the restatement of those financial statements.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 19, 2010, management concluded that our financial statements for the three month period ended September 30, 2009 require restatement due to the below described errors and therefore should no longer be relied upon. Management discussed the errors below with our independent registered public accounting firm.

The Company is restating the September 30, 2009 financial statements due to an error in the accounting for a refundable deposit on obtaining a government mineral property exploitation permit in China involving the Yang Tan Gold Mine. The deposit is fully refundable if such permit is not granted anytime prior to execution of a Definitive Agreement (“the Agreement”). The Agreement has not being executed as of the date of this filing on Form 8-K. The $500,000 payment was originally expensed as mineral property costs and has been restated and recorded as a Prepaid Deposit. This correction reduced net loss for the three month period ended September 30, 2009 by $500,000 and decreased the loss per common share from $(0.11) to $(0.08) .

Also being corrected is an error in recording fully vested common shares issued with a fair value of $1,135,440 for consulting services pursuant to a consulting agreement. Since the shares had not been issued as at September 30, 2009, the obligation to issue shares is being recorded as an accrued liability and a reduction in the number of common shares outstanding and additional paid in capital of $1,135,440 as of such date.

On March 17, 2010, management also concluded that our financial statements for the three month period ended September 30, 2009 require restatement due to the below described error and therefore should no longer be relied upon. Management discussed the errors below with our independent registered public accounting firm.

The Company is also restating the September 30, 2009 financial statements due to an error in the accounting for shares issuable for consulting services pursuant to a consulting agreement. The Company had previously recorded the full fair value of 1,419,300 shares issuable on the day the Company entered into the agreement. The Company has corrected the accounting to recognize only the portion of the fair value of the shares that relates to services provided during the period. In addition, as the shares have not been issued, and performance has not been fully completed as at September 30, 2009, the fair value of the shares earned by the consultant are re-measured at each interim period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CENTURY RESOURCES LIMITED

By:
/s/ David Lee
David Lee
President, Chief Executive Officer
and Chief Financial Officer
May 21, 2010